Exhibit (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registrant’s Registration Statement under the Securities Act, and Amendment No. 58 to the Registrant’s Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Registration Nos. 33-72424 and 811-8194, respectively) of our report dated June 23, 2010, relating to the financial statements and financial highlights of Listed Private Equity Fund, Activa Value Fund, and ALPS/GNI Long-Short Fund (individually and collectively, the “Fund”), three of the portfolios of Financial Investors Trust (the “Trust”) appearing in the Annual Report on Form N-CSR of the Trust for the year ended April 30, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

June 29, 2010